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                                                                     EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT is made as of the 16th day of June, 1998, by and between LEARNING VENTURES INTERNATIONAL, INC., a Minnesota corporation (the "Company"), and NATIONAL COMPUTER SYSTEMS, INC. (the "Holder").

                                    RECITALS

      WHEREAS, the Company has issued One Million Twenty Two Thousand Two Hundred Twenty Two (1,022,222) of its Class D Convertible Preferred Shares (the "Class D Shares") to Holder; and

      WHEREAS, the Class D Shares are initially convertible into a like number of Common Shares of the Company (the "Common Shares").

      NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

      1.    Registration of Stock.

            1.1.  Definitions.

            "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "Company" shall mean Learning Ventures International, Inc., a Minnesota corporation.

            "Common Shares" shall mean the shares of Common Stock authorized by the Company's Restated Articles of Incorporation and any additional shares of Common Stock which may be authorized in the future by the Company, and any stock into which such Common Shares may hereafter be changed.

            "Holder" shall mean National Computer Systems, Inc. and shall be deemed to include all successors of Holder acting jointly for purposes of all rights and obligations hereunder.

            "Registrable Securities" shall mean (i) the Common Stock issued to Holder upon conversion of the Class D Shares and (ii) any additional securities issued with respect to the above described securities upon any stock split, stock dividend, recapitalization, or similar event, provided, however, that none of the above described securities shall be treated as Registrable Securities if (a) they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (b) they have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

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            "Securities Act" shall mean the Securities Act of 1933, as amended.

            1.2 Demand Registration. If at any time the Company shall receive a written request therefor from Holder for the registration under the Securities Act of Registrable Securities aggregating not less than Five Million Dollars ($5,000,000) in market value, or all of the Registrable Securities then held by the Holder if the market value of such Registrable Security is estimated to be less than Five Million Dollars ($5,000,000), the Company shall prepare and file as soon as practicable and in any event within 90 days of receipt of such request, a registration statement under the Securities Act covering the number of Registrable Securities which are the subject of such request and shall use its best efforts to cause such registration statement to become effective; provided, however, that the Company shall not be obligated to prepare and file a registration statement pursuant to this Section 1.2 until six (6) months have elapsed from the date that the Company has first registered and sold a class of equity securities on Form S-1 (or any successor form). In the event that Holder determines for any reason not to proceed with a registration at any time before the registration statement has been declared effective by the Commission, and such registration statement, if theretofore filed with the Commission, is withdrawn with respect to the Registrable Securities covered thereby, and Holder agrees to bear its own expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to the registration of such Registrable Securities, then Holder shall not be deemed to have exercised its right to require the Company to register Registrable Securities pursuant to this Section at the expense of the Company. If a registration statement filed by the Company at the request of Holder pursuant to this Section is withdrawn at the initiative of the Company, then Holder shall not be deemed to have exercised its right to require the Company to register Registrable Securities pursuant to this Section.

            The managing underwriter of an offering registered pursuant to this Section shall be selected by the Company and shall be reasonably acceptable to Holder. Without the written consent of Holder, neither the Company nor any other holder of securities of the Company may include securities in such registration if in the good faith judgment of the managing underwriter of such public offering the inclusion of such securities would interfere with the successful marketing of the Registrable Securities or require the exclusion of any portion of the Registrable Securities to be registered. Shares to be excluded from an underwritten public offering shall be selected pro rata among the holders of securities of the Company requesting inclusion in such registration. The Company shall be obligated to effect only two (2) registrations pursuant to this Section 1.2.

            1.3. Piggyback Registration. Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for money of any of its securities by it or any of its security holders (other than a registration statement on Form S-8 or other limited purpose form), the Company will give written notice of its determination to Holder. Upon the written request of Holder given within 30 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all Registrable Securities, of which Holder has so requested registration thereof, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration; provided further,

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however, that if the Company determines not to proceed with a registration after the registration statement has been filed with the Commission and the Company's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by the Company, the Company shall promptly complete the registration for the benefit of Holder; provided Holder shall either bear all expenses incurred by the Company as the result of such registration after the Company has decided not to proceed or such registration shall be considered a demand registration under Section 1.2. If any registration pursuant to this Section shall be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Registrable Securities originally covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of Common Shares to be included in the underwritten public offering may be reduced in the manner determined by the managing underwriter. Those shares which are thus excluded from the underwritten public offering shall be withheld from the market for a period, not to exceed 180 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. In the event of any registration of Registrable Securities pursuant to this Section 1.3 in connection with an underwritten public offering, Holder shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter selected by the Company for such offering.

            1.4. Short Form Registration.. In addition to the registration rights provided in Sections 1.2 and 1.3, if the Company qualifies for the use of Form S-3 or any similar registration form then in force, the Company shall at its expense at the request of Holder from time to time register the Registrable Securities on behalf of Holder; provided, however, that the Company shall not be required to register less than 100,000 Registrable Securities nor to accommodate more than two of such registrations in any calendar year.

            1.5. Registration Procedures. If and whenever the Company is required by the provisions of Sections 1.2, 1.3 or 1.4 to effect the registration of Registrable Securities under the Securities Act, the Company will:

            (a) prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed 90 days;

            (b) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed 90 days;

            (c) furnish to Holder and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus,

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      final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

            (d) register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as Holder may reasonably request within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

            (e) notify Holder promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

            (f) notify Holder promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

            (g) prepare and file with the Commission, promptly upon the request of Holder, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for Holder (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by Holder;

            (h) prepare and promptly file with the Commission and promptly notify Holder of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

            (i) advise Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

            (j) at the request of Holder, furnish: (i) an opinion, dated the closing date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to Holder, covering such matters as such underwriters and Holder may reasonably request; and (ii) letters, dated as of the effective date of the registration statement and as of the closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to Holder, covering such matters as such underwriters and Holder may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that

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      they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act.

            1.6. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant hereto with respect to the Registrable Securities that Holder shall furnish to the Company such information regarding itself, the Registrable Securities, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

            1.7. Expenses. With respect to each inclusion of Registrable Securities in a registration statement pursuant to Section 1.2, 1.3 or 1.4, the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Underwriting discounts and commissions and transfer taxes for Holder and any other expenses incurred by Holder not expressly included above shall be borne by Holder.

            1.8. Indemnification.

            (a) The Company will indemnify and hold harmless Holder pursuant to the provisions of this Section 1 and any underwriter (as defined in the Securities Act) for Holder, and each person, if any, who controls Holder or such underwriter within the meaning of the Securities Act, from and against any and all loss, damage, liability, cost and expense to which Holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses (i) are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any preliminary or final prospectus contained therein or any amendment or supplement thereto, (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by Holder, such underwriter or such controlling person specifically for use in the preparation thereof; or
      (iii) any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934 ("1934 Act"), or any rule or regulation promulgated under the Securities Act or the 1934 Act; provided, however, that the foregoing indemnity, insofar as it relates to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus but eliminated or remedied in the prospectus shall not inure to the benefit of any underwriter (or any employee, agent or affiliate of or any person controlling such underwriter) with respect to any action or claim asserted by a person who purchased any securities from

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      such underwriter unless such person was sent or given a copy of the prospectus with or prior to the written confirmation of the sale involved. The Company will pay to Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, damage, liability, cost and expense.

            (b) Holder will indemnify and hold harmless the Company and any underwriter, and each person, if any, who controls the Company or such underwriter within the meaning of the Securities Act, from and against any and all loss, damage, liability, cost or expense to which the Company or any such underwriter or controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by Holder specifically for use in the preparation thereof. Holder will pay to any person intended to be indemnified pursuant to this paragraph 1.8(b) any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, damage, liability, cost and expense.

            (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or
      (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel

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      satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

            (d) The obligations of the Company and Holder under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement hereunder, and otherwise.

            1.9. Market "Stand-Off" Agreement. Holder agrees, in connection with any public offering of the Company's Common Shares that, upon request of the Company or the underwriters managing the underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Common Shares of the Company other than those included in the registration without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not exceeding 180 days) from the effective date of such registration as may be requested by the underwriters; provided, that all other holders of at least 10% of the Company's outstanding voting equity securities (other than holders which have acquired such shares in registered offerings, open market transactions or block trades) and all of the officers and directors of the Company who own stock of the Company also agree to such restrictions; and provided further that such agreement under this paragraph 1.9 shall be applicable only to registration statements of the Company which cover Common Shares or other securities to be sold on its behalf to the public in an underwritten offering during the term of this Agreement.

      2. Termination of Registration Rights. The right of Holder to request registration or inclusion in any registration shall terminate on the first to occur of (a) June 30, 2005, or (b) if all Registrable Securities held or entitled to be held upon conversion by Holder may immediately be sold under Rule 144.

      3. Reports Under 1934 Act. With a view to making available to Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, after the Company has become obligated to file reports under the 1934 Act the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

            (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

            (c) furnish to Holder, so long as Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be

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      reasonably requested in availing Holder of any rule or regulation of the
      SEC which permits the offer and sale of any such securities without registration or pursuant to such form.

      4. Miscellaneous.

            (a) Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            (b) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Minnesota as applied to agreements among Minnesota residents entered into and to be performed entirely within Minnesota.

            (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            (e) Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

            (f) Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            (g) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this subparagraph shall be binding upon the Holder, each future holder of all such Registrable Securities and the Company.

            (h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.

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            (i) Aggregation of Securities. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

            (j) Entire Agreement: Amendment; Waiver. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         (The remainder of this page has been left blank intentionally.
                            Signature page follows.)

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph of this Agreement.

                                      LEARNING VENTURES INTERNATIONAL, INC.

                                      By: /s/ Paul C.F. Clifford
                                          ----------------------------
                                          Its: Vice President and CFO

                                      Address: 330 Second Avenue South, Suite
                                               550 Minneapolis, MN  55401

                                      HOLDER: NATIONAL COMPUTER SYSTEMS, INC.

                                      By: /s/Russell A. Gullotti
                                          --------------------------------
                                          Russell A. Gullotti
                                          Its: Chairman, President and CEO

                                      Address: 11000 Prairie Lakes Drive
                                               Eden Prairie, MN  55344

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